CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports," "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report on dated September 22, 2008 which is incorporated by reference in these Post Effective Amendment Nos. 16, 84, and 54 Registration Statements (Form N-1A Nos. 811-08201, 811-1716, and 811-03131) of AllianceBernstein Greater China `97 Fund, Inc., AllianceBernstein Cap Fund, Inc. - AllianceBernstein Small Cap Growth Portfolio and AllianceBernstein Global Technology Fund, Inc. (to be known as AllianceBerstein Global Thematic Growth Fund, Inc. effective October 31,
2008).

                                                      ERNST & YOUNG LLP

New York, New York
October 29, 2008